SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2001

                                AZCO Mining, Inc.
                                -----------------
             (Exact name of registrant as specified in its charter)



    Delaware                            001-12974              84-1094315
    --------                         ---------------           ----------
(State or other                 (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                            Identification Number)

7239 El Mirage Road, Glendale, AZ                                  85307
---------------------------------                                  -----
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (623) 935-0774
                                                    --------------


ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

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ITEM 5.  Other Events.

     On January 22, 2002, the Company announced it has completed a sale-leaseback transaction that yields the Company proceeds of approximately $3 million. Under the terms of the transaction, AZCO Mining has sold a forty percent (40%) interest in the Company's real property located at 7239 North El Mirage Road in Glendale, Arizona, and subsequently leased the real property back for an initial period of ten years, with an option to repurchase the real property interest for one hundred twenty percent (120%) of the purchase price after the second year at the option of the Company. The repurchase price of the property increases by ten percent (10%) of the purchase price each year the option remains unexercised up to a maximum of one hundred fifty percent (150%) of the purchase price.

ITEM 6.  Resignations of Registrant's Director's

None.

ITEM 7.  Financial Statements and Exhibits.

None.

ITEM 8.  Change in Fiscal Year.

None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                               AZCO MINING, INC.

                                                                /s/ Ryan Modesto
                                                                ----------------
                                            Ryan Modesto, Vice President Finance

Dated: February 4, 2002


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